UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                -----------------

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) JULY 17, 2001
                                                 -------------

                              TAM RESTAURANTS, INC.
                              ---------------------
               (Exact name of registrant as specified in charter)


      DELAWARE                  0-23757               13-3905598
      --------                  -------               ----------
     (State or                (Commission            (IRS Employer
    other jurisdiction         File Number)         Identification No.)
    of incorporation)



     114 MCCLEAN AVENUE, STATEN ISLAND, NEW YORK                    10305
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    (Address of principal executive offices)                      (Zip Code)


Registrant's telephone number, including area code (718) 273-2532
                                                   --------------


                                       N/A
                 ----------------------------------------------
         (Former name or former address, if changed since last report.)



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Item 4. Changes in Registrant's Certifying Accountant

           On July 17, 2001, the Registrant dismissed BDO Seidman LLP ("BDO") as its independent accountants. The Registrant's management recommended the change in independent accountants, and the Registrant's Board of Directors approved the change.

           BDO's reports on the financial statements for the two most recent fiscal years ended September 27, 2000 and September 29, 1999 did not contain an adverse opinion, or a disclaimer of opinion, or was qualified as to audit scope or accounting principles. However, the unqualified opinion included an explanatory paragraph regarding the Registrant's ability to continue as a going concern. Furthermore, during the two most recent fiscal years and through July 17, 2001, there have been no disagreements with BDO on any matter of accounting principles or practices, financial statement disclosure or auditing scope and procedures, which disagreements, if not resolved to the satisfaction of BDO, would have caused that firm to make reference to the subject matter of such disagreements in connection with its reports.

         The Registrant has requested BDO to furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of such letter, dated July 17, 2001, is filed as
Exhibit 16.1 to this Form 8-K.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                             TAM RESTAURANTS, INC.


Dated: July 23, 2001                         By: /s/  Anthony Golio
                                                 --------------------
                                                      Anthony Golio
                                                      President



Exhibit 16.1
July 17, 2001



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Gentlemen:

We have read Item 4 of Form 8-K dated July 17, 2001, of TAM Restaurants, Inc. and are in agreement with the statements contained in the second paragraph on page 2 therein. We have no basis to agree or disagree with other statements of the Registrant contained therein.

                                         /s/ BDO Seidman LLP
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